SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011

NORMAN CAY DEVELOPMENT, INC.

(Exact name of Company as specified in its charter)

Nevada	333-167284	27-2616571
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4472 Winding Lane Stevensville, MI 49127
(Address of principal executive offices)

(269) 429-7002
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: (619) 546-6100

Fax: (619) 546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORMAN CAY DEVELOPMENT, INC.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2011, Norman Cay Development, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Discovery Gold Ghana Limited, a company organized under the laws of the country of Ghana (“DGG”), the stockholders of DGG (the “DGG Stockholders”), and the majority stockholder of the Company (the “Controlling Stockholder”).

Pursuant to the Share Exchange Agreement, the Company shall acquire one hundred percent (100%) of the issued and outstanding ordinary shares of DGG, and in exchange the Company shall: (i) make a one-time payment of one hundred thousand dollars ($100,000) to DGG and (ii) issue seventeen million five hundred thousand (17,500,000) newly-issued shares of restricted common stock of the Company to the DGG Stockholders as further set forth in the Share Exchange Agreement. As a result of the Share Exchange Agreement, the DGG Stockholders will hold approximately 15.22% of the issued and outstanding common stock of the Company.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities shall be issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

10.1

Share Exchange Agreement dated September 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORMAN CAY DEVELOPMENT, INC.
Date: September 6, 2011	By: /s/ Shelley Guidarelli
Shelley Guidarelli
Chief Executive Officer